EXHIBIT 23.4



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in Amendment No. 1 to this Registration Statement of CalEnergy Company, Inc. (the "Company") and CalEnergy Capital Trust on Form S-3 of our report dated March 10, 1995 on our audits of the consolidated financial statements of Magma Power Company and subsidiaries as of December 31, 1994 and for each of the two years in the period ended December 31, 1994 which report is included in the Company's Form 10-K for the year ended December 31, 1995. We also consent to the reference to our Firm under the caption "Experts."



                                                 COOPERS & LYBRAND L.L.P.
San Diego, California
August 28, 1996